Exhibit 24.1

Power of Attorney

We, the undersigned Directors of Aetna Inc. (the "Company"), hereby severally constitute and appoint Joseph M. Zubretsky, Ronald M. Olejniczak and Christopher M. Todoroff, and each of them individually, our true and lawful attorneys-in-fact, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, the Company’s 2007 Annual Report on Form 10-K and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, hereby ratifying and confirming our signatures as they may be signed by any of our said attorneys to such Form 10-K and to any and all amendments thereto.

Dated February 29, 2008

/s/ Frank M. Clark
Frank M. Clark, Director

/s/ Betsy Z. Cohen
Betsy Z. Cohen, Director

/s/ Molly J. Coye, M.D.
Molly J. Coye, M.D., Director

/s/ Roger N. Farah
Roger N. Farah, Director

/s/ Barbara H. Franklin
Barbara Hackman Franklin, Director

/s/ Jeffrey E. Garten
Jeffrey E. Garten, Director

/s/ Earl G. Graves
Earl G. Graves, Director

/s/ Gerald Greenwald
Gerald Greenwald, Director

/s/ Ellen M. Hancock Ellen M. Hancock, Director /s/ Edward J. Ludwig Edward J. Ludwig, Director /s/ Joseph P. Newhouse Joseph P. Newhouse, Director